Share Exchange Agreement

This Share Exchange Agreement, dated as of April 18, 2006, is made by and among Advanced Medical Institute Inc., a Nevada corporation (the “Acquiror Company”), and each of the Persons listed on Exhibit A hereto and executing a signature page hereto (collectively, the “Shareholders”, and individually a “Shareholder”).

BACKGROUND

The Shareholders have agreed to transfer to the Acquiror Company, and the Acquiror Company has agreed to acquire from the Shareholders, all of the Shares, which Shares constitute an aggregate of 7% of the outstanding capital stock of Intelligent Medical Technologies Pty. Ltd. (the “Company”), in exchange for 1,260,000 shares of the Acquiror Company’s Common Stock to be issued on the Closing Date (the “Acquiror Company Shares”), which Acquiror Company Shares shall constitute 3.49% of the issued and outstanding shares of Acquiror Company’s Common Stock immediately after the closing of the transactions contemplated herein, in each case, on the terms and conditions as set forth herein.

SECTION I
DEFINITIONS

Unless the context otherwise requires, the terms defined in this Section 1 will have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

1.1 “Accredited Investor” has the meaning set forth in Regulation D under the Securities Act and set forth on Exhibit B.

1.2 “Acquiror Company Board” means the Board of Directors of the Acquiror Company.

1.3 “Acquiror Company Common Stock” means the Acquiror Company’s common stock, par value US $0.001 per share.

1.4 “Acquiror Company Shares” means the Acquiror Company Common Stock being issued to the Shareholders pursuant hereto.

1.5 “Affiliate” means any Person that directly or indirectly controls, is controlled by or is under common control with the indicated Person.

1.6 “Agreement” means this Share Exchange Agreement, including all Schedules and Exhibits hereto, as this Share Exchange Agreement may be from time to time amended, modified or supplemented.

1.7 “Closing Date” has the meaning set forth in Section 3.

1.8 “Code” means the Internal Revenue Code of 1986, as amended.

1.9 “Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act.

1.10 “Covered Persons” means all Persons, other than Acquiror Company, who are parties to indemnification and employment agreements with Acquiror Company existing on or before the Closing Date.

1.11 “Damages” means any costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any Proceeding (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions occurring at or prior to the Closing Date.

1.12 “Distributor” means any underwriter, dealer or other Person who participates, pursuant to a contractual arrangement, in the distribution of the securities offered or sold in reliance on Regulation S.

1.13 “Equity Security” means any stock or similar security, including, without limitation, securities containing equity features and securities containing profit participation features, or any security convertible into or exchangeable for, with or without consideration, any stock or similar security, or any security carrying any warrant, right or option to subscribe to or purchase any shares of capital stock, or any such warrant or right.

1.14 “Exchange” has the meaning set forth in Section 2.1.

1.15 “Exchange Act” means the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will then be in effect.

1.16 “Exhibits” means the several exhibits referred to and identified in this Agreement.

1.17 “GAAP” means, with respect to any Person, United States generally accepted accounting principles applied on a consistent basis with such Person’s past practices.

1.18 “Governmental Authority” means any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body, in each case whether U.S. or non-U.S.

1.19 “Indemnified Parties” has the meaning set forth in Section 6.1.1.

1.20 “Laws” means, with respect to any Person, any U.S. or non-U.S. federal, national, state, provincial, local, municipal, international, multinational or other law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

1.21 “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

1.22 “Material Acquiror Company Contract” means any and all agreements, contracts, arrangements, leases, commitments or otherwise, of the Acquiror Company, of the type and nature that the Acquiror Company is required to file with the Commission.

1.23 “Material Adverse Effect” means, when used with respect to the Acquiror Company, any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations of the Acquiror Company, taken as a whole or (b) materially impair the ability of the Acquiror Company to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, or (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which the Acquiror Company operates.

1.24 “Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.

1.25 “Organizational Documents” means (a) the articles or certificate of incorporation and the by-laws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any other document performing a similar function to the documents specified in clauses (a), (b), (c) and (d) adopted or filed in connection with the creation, formation or organization of a Person; and (f) any and all amendments to any of the foregoing.

1.26 “Person” means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions.

1.27 “Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

1.28 “Regulation S” means Regulation S under the Securities Act, as the same may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

1.29 “Rule 144” means Rule 144 under the Securities Act, as the same may be amended from time to time, or any successor statute.

1.30 “Schedules” means the several schedules referred to and identified herein, setting forth certain disclosures, exceptions and other information, data and documents referred to at various places throughout this Agreement.

1.31 “SEC Documents” means all reports and other documents required to be filed by the Acquiror Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three (3) years preceding the date hereof (or such shorter period as the Acquiror Company was required by law to file such material).

1.32 “Section 4(2)” means Section 4(2) under the Securities Act, as the same may be amended from time to time, or any successor statute.

1.33 “Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

1.34 “Shares” means seven (7) issued and outstanding ordinary shares of the Company.

1.35 “Subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (a) beneficially owns, either directly or indirectly, more than 50% of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests, or (iii) the capital or profit interests, in the case of a partnership; or (b) otherwise has the power to vote or to direct the voting of sufficient securities to elect a majority of the board of directors or similar governing body.

1.36 “Survival Period” has the meaning set forth in Section 9.1.

1.37 “Transaction Documents” means, collectively, all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement.

1.38 “U.S.” means the United States of America.

1.39 “U.S. Dollars” or “US $” means the currency of the United States of America.

1.40 “U.S. Person” has the meaning set forth in Regulation S under the Securities Act and set forth on Exhibit C hereto.

SECTION II
EXCHANGE OF SHARES AND SHARE CONSIDERATION

2.1 Share Exchange. At the Closing, each Shareholder shall transfer to the Acquiror Company the number of Shares set forth in Exhibit A, and, in consideration therefor, subject to Section 2.2, Acquiror Company shall issue to such Shareholder the number of shares of Acquiror Company Common Stock so set forth (the “Exchange”). The total amount of Acquiror Company Common Stock to be issued to the Shareholders shall be 1,260,000 shares.

2.2 Withholding. The Acquiror Company shall be entitled to deduct and withhold from the Acquiror Company Shares otherwise payable pursuant to this Agreement to the Shareholder such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, provincial or foreign tax Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Shareholder in respect of which such deduction and withholding was made.

SECTION III
CLOSING DATE

3.1 Closing Date. The closing of the Exchange will occur upon execution of this Agreement on April 18, 2006 or at such later date as all of the closing conditions set forth in Sections 7 and 8 have been satisfied or waived (the “Closing Date”).

SECTION IV
REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

4.1 Generally. Each Shareholder, severally and not jointly, hereby represents and warrants to the Acquiror Company:

4.1.1 Authority.

(a) Such Shareholder has the right, power, authority and capacity to execute and deliver this Agreement and each of the Transaction Documents to which such Shareholder is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which such Shareholder is a party, and to perform such Shareholder’s obligations under this Agreement and each of the Transaction Documents to which such Shareholder is a party. This Agreement has been, and each of the Transaction Documents to which such Shareholder is a party will be, duly and validly authorized and approved, executed and delivered by such Shareholder. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than such Shareholder, this Agreement is, and each of the Transaction Documents to which such Shareholder is a party have been, duly authorized, executed and delivered by such Shareholder and constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

(b) In the event that the Shareholder is an entity and not a natural person, such Shareholder has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which such Shareholder is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which such Shareholder is a party and to perform its obligations under this Agreement and each of the Transaction Documents to which such Shareholder is a party. The execution, delivery and performance by such Shareholder of this Agreement and each of the Transaction Documents to which the Shareholder is a party have been duly authorized by all necessary corporate action and do not require from the board of directors or the stockholders of such Shareholder any consent or approval that has not been validly and lawfully obtained. The execution, delivery and performance by such Shareholder of this Agreement and each of the Transaction Documents to which the Shareholder is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person other than such other customary filings with the Commission for transactions of the type contemplated by this Agreement.

4.1.2 No Conflict. Neither the execution or delivery by such Shareholder of this Agreement or any Transaction Document to which such Shareholder is a party, nor the consummation or performance by such Shareholder of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of such Shareholder (if such Shareholder is not a natural person); (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which such Shareholder is a party or by which the properties or assets of such Shareholder are bound; or (c) contravene, conflict with, or result in a violation of, any Law or Order to which such Shareholder, or any of the properties or assets of such Shareholder, may be subject.

4.1.3 Ownership of Shares. Such Shareholder owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer to the Acquiror Company pursuant to this Agreement, such Shareholder’s Shares free and clear of any and all Liens. There are no options, rights, voting trusts, stockholder agreements or any other contracts or understandings to which such Shareholder is a party or by which such Shareholder or such Shareholder’s Shares are bound with respect to the issuance, sale, transfer, voting or registration of such Shareholder’s Shares. At the Closing Date, the Acquiror Company will acquire good, valid and marketable title to such Shareholder’s Shares free and clear of any and all Liens.

4.1.4 Litigation. There is no pending Proceeding against such Shareholder that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement and, to the knowledge of such Shareholder, no such Proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

4.2 Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than the Shareholders, this Agreement and each of the Transaction Documents to which the Shareholders are a party are duly authorized, executed and delivered by the Shareholders and constitutes the legal, valid and binding obligations of the Shareholders, enforceable against the Shareholders in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

4.3 Investment Representations. Each Shareholder, severally and not jointly, hereby represents and warrants to the Acquiror Company:

4.3.1 Acknowledgment. Each Shareholder understands and agrees that the Acquiror Company Shares to be issued pursuant to this Agreement have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the Acquiror Company Shares is being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering or Regulation S for offers and sales of securities outside the U.S.

4.3.2 Status. By its execution of this Agreement, each Shareholder, severally and not jointly, represents and warrants to the Acquiror Company as indicated on its signature page to this Agreement, either that:

(a) such Shareholder is an Accredited Investor; or

(b) such Shareholder is not a U.S. Person.

Each Shareholder severally understands that the Acquiror Company Shares are being offered and sold to such Shareholder in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Shareholder set forth in this Agreement, in order that the Acquiror Company may determine the applicability and availability of the exemptions from registration of the Acquiror Company Shares on which the Acquiror Company is relying.

4.3.3 Additional Representations and Warranties of Accredited Investors. The Shareholder indicating that such Shareholder is an Accredited Investor on its signature page to this Agreement, severally and not jointly, further makes the representations and warranties to the Acquiror Company set forth on Exhibit D.

4.3.4 Additional Representations and Warranties of Non-U.S. Persons. Each Shareholder indicating that it is not a U.S. person on its signature page to this Agreement, severally and not jointly, further makes the representations and warranties to the Acquiror Company set forth on Exhibit E.

4.3.5 Stock Legends. Each Shareholder hereby agrees with the Acquiror Company as follows:

(a) Securities Act Legend - Accredited Investors. The certificates evidencing the Acquiror Company Shares issued to those Shareholders who are Accredited Investors, and each certificate issued in transfer thereof, will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

(b) Securities Act Legend - Non-U.S. Persons. The certificates evidencing the Acquiror Company Shares issued to those Shareholders who are not U.S. Persons, and each certificate issued in transfer thereof, will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

(c) Other Legends. The certificates representing such Acquiror Company Shares, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable Law, including, without limitation, any U.S. state corporate and state securities law, or contract.

(d) Opinion. No Shareholder will transfer any or all of the Acquiror Company Shares pursuant to Regulation S or absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of such Shareholder’s Acquiror Company Shares, without first providing the Acquiror Company with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Acquiror Company) to the effect that such transfer will be made in compliance with Regulation S or will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

(e) Consent. Each Shareholder understands and acknowledges that the Acquiror Company may refuse to transfer the Acquiror Company Shares, unless such Shareholder complies with this Section 4.3.5 and any other restrictions on transferability set forth in Exhibits D and E. Each Shareholder consents to the Acquiror Company making a notation on its records or giving instructions to any transfer agent of the Acquiror Company’s Common Stock in order to implement the restrictions on transfer of the Acquiror Company Shares.

SECTION V
REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR COMPANY

The Acquiror Company represents and warrants to the Shareholders as follows:

5.1 Organization and Qualification. The Acquiror Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it, except where the failure to be so organized, existing and in good standing, or to have such authority and power, governmental licenses, authorizations, consents or approvals would not have a Material Adverse Effect. The Acquiror Company is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned, held or operated makes such qualification, licensing or domestication necessary, except where the failure to be so duly qualified, licensed or domesticated and in good standing would not have a Material Adverse Effect. The SEC Documents set forth the Acquiror Company’s jurisdiction of organization and each other jurisdiction in which the Acquiror Company presently conducts its business or owns, holds and operates its properties and assets.

5.2 Subsidiaries. Except as set forth in the SEC Documents, the Acquiror Company does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

5.3 Authorization. The Acquiror Company has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which the Acquiror Company is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which the Acquiror Company is a party and to perform its obligations under this Agreement and each of the Transaction Documents to which the Acquiror Company is a party. The execution, delivery and performance by the Acquiror Company of this Agreement and each of the Transaction Documents to which the Acquiror Company is a party have been duly authorized by all necessary corporate action and do not require from the Acquiror Company Board or the stockholders of the Acquiror Company any consent or approval that has not been validly and lawfully obtained. The execution, delivery and performance by the Acquiror Company of this Agreement and each of the Transaction Documents to which the Acquiror Company is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person other than such other customary filings with the Commission for transactions of the type contemplated by this Agreement.

5.4 No Violation. Neither the execution nor the delivery by the Acquiror Company of this Agreement or any Transaction Document to which the Acquiror Company is a party, nor the consummation or performance by the Acquiror Company of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Acquiror Company; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which the Acquiror Company is a party or by which the properties or assets of the Acquiror Company are bound; (c) contravene, conflict with, or result in a violation of, any Law or Order to which the Acquiror Company, or any of the properties or assets owned or used by the Acquiror Company, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by the Acquiror Company or that otherwise relate to the business of, or any of the properties or assets owned or used by, the Acquiror Company, except, in the case of clause (b), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

5.5 Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than the Acquiror Company, this Agreement and each of the Transaction Documents to which the Acquiror Company is a party are duly authorized, executed and delivered by the Acquiror Company and constitutes the legal, valid and binding obligations of the Acquiror Company, enforceable against the Acquiror Company in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

5.6 Securities Laws. Assuming the accuracy of the representations and warranties of the Shareholders contained in Section 4 and Exhibits D and E, the issuance of the Acquiror Company Shares pursuant to this Agreement are (a) exempt from the registration and prospectus delivery requirements of the Securities Act, (b) have been registered or qualified (or are exempt from registration and qualification) under the registration permit or qualification requirements of all applicable state securities laws, and (c) accomplished in conformity with all other applicable federal and state securities laws.

5.7 Capitalization and Related Matters.

5.7.1 Capitalization. The authorized capital stock of the Acquiror Company consists of 100,000,000 shares of the Acquiror Company’s Common Stock, of which 36,112,450 shares are issued and outstanding. All issued and outstanding shares of the Acquiror Company’s Common Stock are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive or similar rights. At the Closing Date, the Acquiror Company will have sufficient authorized and unissued Acquiror Company’s Common Stock to consummate the transactions contemplated hereby. There are no outstanding stockholders’ agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the capital stock of the Acquiror Company. The issuance of all of the shares of Acquiror Company’s Common Stock described in this Section 5.7.1 have been in compliance with U.S. federal and state securities laws.

5.7.2 No Redemption Requirements. Except as set forth in the SEC Documents, there are no outstanding contractual obligations (contingent or otherwise) of the Acquiror Company to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, the Acquiror Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

5.7.3 Duly Authorized. The issuance of the Acquiror Company Shares has been duly authorized and, upon delivery to the Shareholders of certificates therefor in accordance with the terms of this Agreement, the Acquiror Company Shares will have been validly issued and fully paid, and will be nonassessable, have the rights, preferences and privileges specified, will be free of preemptive rights and will be free and clear of all Liens and restrictions, other than Liens created by the Shareholders and restrictions on transfer imposed by this Agreement and the Securities Act.

5.8 Certain Proceedings. There is no pending Proceeding that has been commenced against the Acquiror Company and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To the knowledge of the Acquiror Company, no such Proceeding has been threatened.

5.9 Changes. Except as set forth in Schedule 5.9 or in the SEC Documents, the Acquiror Company has, since December 31, 2005:

5.9.1 Adverse Changes. Not suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business, none of which would have a Material Adverse Effect;

5.9.2  Accounting. Changed its method of accounting or the accounting principles or practices utilized in the preparation of its financial statements, other than as required by GAAP;

5.10 SEC Documents; Financial Statements. The Acquiror Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three (3) years preceding the date hereof (or such shorter period as the Acquiror Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the “SEC Documents”) and, while not having filed all such SEC Documents prior to the expiration of any extension(s), is nevertheless current with respect to its Exchange Act filing requirements. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Acquiror Company is a party or to which the property or assets of the Acquiror Company are subject have been appropriately filed as exhibits to the SEC Documents as and to the extent required under the Exchange Act. The financial statements of the Acquiror Company included in the SEC Documents comply in all material respects with applicable accounting requirement and the rules and regulations of the Commission with respect thereto as in effect at the time of filing, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements as permitted by Form 10-QSB of the Commission), and fairly present in all material respects (subject in the case of unaudited statements, to normal, recurring audit adjustments) the financial position of the Acquiror Company as at the dates thereof and the results of its operations and cash flows for the periods then ended.

5.11 Board Recommendation. The Acquiror Company Board, at a meeting duly called and held, has determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of the Acquiror Company’s stockholders and has duly authorized this Agreement and the transactions contemplated by this Agreement.

SECTION VI
COVENANTS OF THE ACQUIROR COMPANY

6.1 Indemnification and Insurance.

6.1.1 The Acquiror Company shall to the fullest extent permitted under applicable Law or its Organizational Documents, indemnify and hold harmless, each present and former director, officer or employee of the Acquiror Company (collectively, the “Indemnified Parties”) against any costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any Proceeding (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions occurring at or prior to the Closing Date, to the same extent as provided in the Acquiror Company’s Organizational Documents or any applicable contract or agreement as in effect on the date hereof, in each case for a period of two years after the Closing Date. In the event of any such Proceeding (whether arising before or after the Closing Date), (i) any counsel retained by the Indemnified Parties for any period after the Closing Date shall be reasonably satisfactory to the Acquiror Company, (ii) after the Closing Date, the Acquiror Company shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received, provided that the Indemnified Parties shall be required to reimburse the Acquiror Company for such payments in the circumstances and to the extent required by the Acquiror Company’s Organizational Documents, any applicable contract or agreement or applicable Law, and (iii) the Acquiror Company will cooperate in the defense of any such matter; provided, however, that the Acquiror Company shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such two (2) year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them in each applicable jurisdiction with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case each Indemnified Person with respect to whom such a conflict exists (or group of such Indemnified Persons who among them have no such conflict) may retain one separate law firm in each applicable jurisdiction.

6.1.2 This Section 6.1 shall survive the consummation of the transactions contemplated by this Agreement upon execution, is intended to benefit the Indemnified Parties and the Covered Persons, shall be binding on all successors and assigns of the Acquiror Company and shall be enforceable by the Indemnified Parties and the Covered Persons.

6.2 Rule 144 Reporting. Subject to the Acquiror Company not being in material breach of the warranties and representations in Section 5, with a view to making available to the Acquiror Company’s stockholders the benefit of certain rules and regulations of the Commission which may permit the sale of the Acquiror Company Common Stock to the public without registration, from and after the Closing Date, the Acquiror Company agrees to:

6.2.1 Make and keep public information available, as those terms are understood and defined in Rule 144; and

6.2.2 File with the Commission, in a timely manner, all reports and other documents required of the Acquiror Company under the Exchange Act.

6.3 Scrip for Scrip Rollover. The Acquiror Company and the Shareholders jointly choose a scrip for scrip rollover for Australian tax purposes in accordance with subdivision 124-M of the Income Tax Assessment Act in respect of this Agreement and the Acquiror Company and Shareholders must execute all documents required to effect this. This clause does not merge on Closing.

SECTION VII
CONDITIONS PRECEDENT OF THE ACQUIROR COMPANY

The Acquiror Company’s obligation to acquire the Shares and to take the other actions required to be taken by the Acquiror Company at the Closing Date is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by the Acquiror Company, in whole or in part):

7.1 Accuracy of Representations. The representations and warranties of the Shareholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule. The representations and warranties of the Shareholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

7.2 Performance by Shareholders.

7.2.1 All of the covenants and obligations that each Shareholder is required to perform or to comply with pursuant to this Agreement (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

7.2.2 Each document required to be delivered by the Shareholders pursuant to this Agreement must have been delivered.

7.3 Certificate of the Shareholders. Each Shareholder will have delivered to the Acquiror Company a certificate certifying the satisfaction of the conditions specified in Sections 7.1 and 7.2.

7.4 Consents.

7.4.1 All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Shareholders for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated by this Agreement, shall have been obtained and made by the Shareholders, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on the Acquiror Company.

7.5 Documents. The Shareholders must deliver to the Acquiror Company at the Closing:

7.5.1 (i) share certificates evidencing the number of Shares held by each Shareholder (as set forth in Exhibit A), along with executed share transfer forms transferring such Shares to the Acquiror Company together with evidence of the registration of the transfer of such shares to Acquiror Company (subject to Closing and payment of stamp duty);

7.5.2 each of the Transaction Documents to which the Shareholders are a party, duly executed, and such other documents as the Acquiror Company may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of the Shareholders pursuant to Section 7.1, (B) evidencing the performance of, or compliance by the Shareholders with, any covenant or obligation required to be performed or complied with by the Shareholders, as the case may be, (C) evidencing the satisfaction of any condition referred to in this Section, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

7.6 No Proceedings. There must not have been commenced or threatened against the Acquiror Company or any Shareholder, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the Closing Date) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement.

7.7 No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the Shares or any other stock, voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the Acquiror Company Shares.

SECTION VIII
CONDITIONS PRECEDENT OF THE SHAREHOLDERS

The Shareholders’ obligation to transfer the Shares is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by the Shareholders jointly, in whole or in part):

8.1 Accuracy of Representations. The representations and warranties of the Acquiror Company set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule. The representations and warranties of the Acquiror Company set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

8.2 Performance by the Acquiror Company.

8.2.1 All of the covenants and obligations that the Acquiror Company is required to perform or to comply with pursuant to this Agreement (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all respects.

8.2.2 Each document required to be delivered by the Acquiror Company pursuant to this Agreement must have been delivered.

8.3 Certificate of Officer. The Acquiror Company will have delivered to the Shareholders a certificate, dated the Closing Date, executed by an officer of the Acquiror Company, certifying the satisfaction of the conditions specified in Sections 8.1 and 8.2.

8.4 Consents.

8.4.1 All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Acquiror Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by the Acquiror Company, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on the Acquiror Company.

8.5 Documents. The Acquiror Company must have caused the following documents to be delivered to the Shareholders:

8.5.1 share certificates evidencing each Shareholder’s pro rata share of the Acquiror Company Shares (as set forth in Exhibit A);

8.5.2 a Secretary’s Certificate, dated the Closing Date certifying attached copies of (A) the Organizational Documents of the Acquiror Company, (B) the resolutions of the Acquiror Company Board approving this Agreement and the transactions contemplated hereby, (C) a Certificate of Good Standing of the Acquiror Company and (D) the incumbency of each authorized officer of the Acquiror Company signing this Agreement and any other agreement or instrument contemplated hereby to which the Acquiror Company is a party;

8.5.3 each of the Transaction Documents to which the Acquiror Company is a party, duly executed; and

8.5.4 such other documents as the Shareholders may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of the Acquiror Company pursuant to Section 8.1, (ii) evidencing the performance by the Acquiror Company of, or the compliance by the Acquiror Company with, any covenant or obligation required to be performed or complied with by the Acquiror Company, (iii) evidencing the satisfaction of any condition referred to in this Section 8, or (iv) otherwise facilitating the consummation of any of the transactions contemplated by this Agreement.

8.6 No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against the Acquiror Company or any Shareholder, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the date of this Agreement) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereby.

8.7 No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person any claim asserting that such Person is the holder of, or has the right to acquire or to obtain beneficial ownership of the Acquiror Company Common Stock.

8.8 Waiver of Right to be Represented by Counsel. The Shareholders acknowledge that: (i) they have heretofore been advised by the Acquiror Company to obtain representation by counsel in connection with the negotiation, execution and delivery of this Agreement and the other agreements, documents and instruments herein or therein provided and the consummation of the transactions contemplated herein or therein; (ii) they voluntarily elect to forego representation by counsel in such connection; and (iii) they hereby irrevocably waive any and all rights to contest or challenge the negotiation, execution and delivery of this Agreement and the other agreements, documents and instruments herein or therein provided or the consummation of the transactions contemplated herein or therein due to the lack of representation by counsel.

SECTION IX
INDEMNIFICATION; REMEDIES

9.1 Survival. All representations, warranties, covenants, and obligations in this Agreement shall expire on the first (1st) anniversary of the date this Agreement is executed (the “Survival Period”). The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

9.2 Limitations on Amount - the Acquiror Company. No Indemnified Party shall be entitled to indemnification pursuant to Section 6.1, unless and until the aggregate amount of Damages to all Indemnified Parties with respect to such matters under Section 6.1 exceeds US$20,000, at which time, the Indemnified Parties shall be entitled to indemnification for the total amount of such Damages in excess of US$20,000.

9.3 Determining Damages. Materiality qualifications to the representations and warranties of the Acquiror Company shall not be taken into account in determining the amount of Damages occasioned by a breach of any such representation and warranty for purposes of determining whether the baskets set forth in Section 9.2 has been met.

SECTION X
GENERAL PROVISIONS

10.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

10.2 Public Announcements. Prior to the Closing Date, the Shareholders and the Acquiror Company shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which case the disclosing party shall provide the other party with prior notice of such public statement, filing or other communication and shall incorporate into such public statement, filing or other communication the reasonable comments of the other party.

10.3 Confidentiality.

10.3.1 Subsequent to the date of this Agreement, the Acquiror Company and the Shareholders will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the transactions contemplated by this Agreement, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any required filing with the Commission, or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

10.3.2 In the event that any party is required to disclose any information of another party pursuant to clause (b) or (c) of Section 10.3.1, the party requested or required to make the disclosure (the “disclosing party”) shall provide the party that provided such information (the “providing party”) with prompt notice of any such requirement so that the providing party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 10.3. If, in the absence of a protective order or other remedy or the receipt of a waiver by the providing party, the disclosing party is nonetheless, in the opinion of counsel, legally compelled to disclose the information of the providing party, the disclosing party may, without liability hereunder, disclose only that portion of the providing party’s information which such counsel advises is legally required to be disclosed, provided that the disclosing party exercises its reasonable efforts to preserve the confidentiality of the providing party’s information, including, without limitation, by cooperating with the providing party to obtain an appropriate protective order or other relief assurance that confidential treatment will be accorded the providing party’s information.

10.3.3 If the transactions contemplated by this Agreement are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

10.4 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by written notice to the other parties):

If to Acquiror Company:	with a copy to

Advanced Medical Institute, Inc. c/o Advanced Medical Institute Pty Ltd. Level 1, 204-218 Botany Road Alexandria, NSW 2015 Australia	Loeb & Loeb LLP 345 Park Avenue New York, New York 10154

Attention: Jacov Vaisman, President and CEO Telephone No.: 61 2 9640 5200 Facsimile No.: 61 2 9640 5264	Attention: Mitchell S. Nussbaum, Esq. Telephone No.: 212-407-4159 Facsimile No.: 212-407-4990

If to the Shareholders: To the respective address set forth in Exhibit A attached hereto.

10.5 Arbitration. Any dispute or controversy under this Agreement shall be settled exclusively by arbitration in the City of New York, County of New York in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration award in any court having jurisdiction.

10.6 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

10.7 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

10.8 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party against whom the enforcement of such amendment is sought.

10.9 Assignments, Successors, and No Third-Party Rights. No party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties. Except as set forth in Section 6.1 and Section 9.2, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

10.10 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

10.11 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

10.12 Governing Law. This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.

10.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

Acquiror Company: Advanced Medical Institute Inc. By: __________________ Name: Dilip Shrestha Title: Chief Financial Officer

Shareholder: Avina Investments Limited By: __________________ Name: Title:

Shareholder: __________________ Anatoly Fanshil

COUNTERPART SIGNATURE PAGE

(FOR ISSUANCES PURSUANT TO REGULATION S)

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

ENTITY NAME:

Avina Investments Limited

By: __________________
Name:
Title:

OFFSHORE DELIVERY INSTRUCTIONS:

PRINT EXACT NAME IN WHICH YOU WANT
THE SECURITIES TO BE REGISTERED

Attn:
Address:

Phone No.
Facsimile No.

COUNTERPART SIGNATURE PAGE

(FOR ISSUANCES PURSUANT TO REGULATION S)

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

By: _____________________
Name: Anatoly Fanshil

OFFSHORE DELIVERY INSTRUCTIONS:

PRINT EXACT NAME IN WHICH YOU WANT
THE SECURITIES TO BE REGISTERED

Attn:
Address:

Phone No.
Facsimile No.

COUNTERPART SIGNATURE PAGE

(FOR ISSUANCES PURSUANT TO SECTION 4(2))

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

ENTITY NAME:

By: ____________________
Name:
Title:

Circle the category under which you are an “accredited investor” pursuant to Exhibit B:

1  2     3     4     5     6 60;    7     8

PRINT EXACT NAME IN WHICH YOU WANT
THE SECURITIES TO BE REGISTERED

Attn:
Address:

Phone No.
Facsimile No.

EXHIBIT A

SHARES AND ACQUIROR COMPANY SHARES TO BE EXCHANGED

Name and Address of Shareholder	Number of Shares to be delivered by Shareholder	Number of Acquiror Company Shares to be issued to Shareholder
Avina Investments Limited c/o Asiaciti Trust Group 1 Raffles Place #21-01 OUB Centre, Singapore 048616 Attention: Renee Lim Facsimile No.: 65 6532 5092	2	360,000
Anatoly Fanshil c/o Advanced Medical Institute Pty Ltd. Level 1, 204-218 Botany Road Alexandria, NSW 2015 Australia Facsimile No.: 61 2 9640 5264	5	900,000

EXHIBIT B

Definition of “Accredited Investor”

The term “accredited investor” means:

(1)
A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or a business development company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of US $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of US $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

(2)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

(3)
An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US $5,000,000.

(4)	A director or executive officer of the Acquiror Company.

(5)	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds US $1,000,000.

(6)
A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

(7)
A trust, with total assets in excess of US $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment).

(8)
An entity in which all of the equity owners are accredited investors. (If this alternative is checked, the Shareholder must identify each equity owner and provide statements signed by each demonstrating how each is qualified as an accredited investor.)

EXHIBIT C

Definition of “U.S. Person”

(1)	“U.S. person” (as defined in Regulation S) means:

(i)	Any natural person resident in the United States;

(ii)	Any partnership or corporation organized or incorporated under the laws of the United States;

(iii)	Any estate of which any executor or administrator is a U.S. person;

(iv)	Any trust of which any trustee is a U.S. person;

(v)	Any agency or branch of a foreign entity located in the United States;

(vi)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(vii)	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(viii)
Any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

(2)
Notwithstanding paragraph (1) above, any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed a “U.S. person.”

(3)	Notwithstanding paragraph (1), any estate of which any professional fiduciary acting as executor or administrator is a U.S. person shall not be deemed a U.S. person if:

(i)	An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

(ii)	The estate is governed by foreign law.

(4)
Notwithstanding paragraph (1), any trust of which any professional fiduciary acting as trustee is a U.S. person shall not be deemed a U.S. person if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person.

(5)
Notwithstanding paragraph (1), an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. person.

(6)	Notwithstanding paragraph (1), any agency or branch of a U.S. person located outside the United States shall not be deemed a “U.S. person” if:

(i)	The agency or branch operates for valid business reasons; and

(ii)	The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

(7)
The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans shall not be deemed “U.S. persons.”

EXHIBIT D

ACCREDITED INVESTOR REPRESENTATIONS

Each Shareholder indicating that it is an Accredited Investor, severally and not jointly, further represents and warrants to the Acquiror Company as follows:

(1)	Such Shareholder qualifies as an Accredited Investor on the basis set forth on its signature page to this Agreement.

(2)
Such Shareholder has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such Shareholder’s interests in connection with the transactions contemplated by this Agreement.

(3)	Such Shareholder has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Acquiror Company Shares.

(4)
Such Shareholder understands the various risks of an investment in the Acquiror Company Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Acquiror Company Shares.

(5)	Such Shareholder has had access to the Acquiror Company’s publicly filed reports with the SEC.

(6)
Such Shareholder has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Acquiror Company that such Shareholder has requested and all such public information is sufficient for such Shareholder to evaluate the risks of investing in the Acquiror Company Shares.

(7)	Such Shareholder has been afforded the opportunity to ask questions of and receive answers concerning the Acquiror Company and the terms and conditions of the issuance of the Acquiror Company Shares.

(8)
Such Shareholder is not relying on any representations and warranties concerning the Acquiror Company made by the Acquiror Company or any officer, employee or agent of the Acquiror Company, other than those contained in this Agreement.

(9)	Such Shareholder is acquiring the Acquiror Company Shares for such Shareholder’s own account, for investment and not for distribution or resale to others.

(10)
Such Shareholder will not sell or otherwise transfer the Acquiror Company Shares, unless either (a) the transfer of such securities is registered under the Securities Act or (b) an exemption from registration of such securities is available.

(11)	Such Shareholder understands and acknowledges that the Acquiror Company is under no obligation to register the Acquiror Company Shares for sale under the Securities Act.

(12)	Such Shareholder consents to the placement of a legend on any certificate or other document evidencing the Acquiror Company Shares substantially in the form set forth in Section 4.2.5(a).

(13)
Such Shareholder represents that the address furnished by such Shareholder on its signature page to this Agreement and in Exhibit A is such Shareholder’s principal residence if he is an individual or its principal business address if it is a corporation or other entity.

(14)
Such Shareholder understands and acknowledges that the Acquiror Company Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Acquiror Company that has been supplied to such Shareholder and that any representation to the contrary is a criminal offense.

(15)
Such Shareholder acknowledges that the representations, warranties and agreements made by such Shareholder herein shall survive the execution and delivery of this Agreement and the purchase of the Acquiror Company Shares.

EXHIBIT E

NON U.S. PERSON REPRESENTATIONS

Each Shareholder indicating that it is not a U.S. person, severally and not jointly, further represents and warrants to the Acquiror Company as follows:

(1)	At the time of (a) the offer by the Acquiror Company and (b) the acceptance of the offer by such Shareholder, of the Acquiror Company Shares, such Shareholder was outside the United States.

(2)
No offer to acquire the Acquiror Company Shares or otherwise to participate in the transactions contemplated by this Agreement was made to such Shareholder or its representatives inside the United States.

(3)
Such Shareholder is not purchasing the Acquiror Company Shares for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

(4)
Such Shareholder will make all subsequent offers and sales of the Acquiror Company Shares either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, such Shareholder will not resell the Acquiror Company Shares to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is one year thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

(5)	Such Shareholder is acquiring the Acquiror Company Shares for such Shareholder’s own account, for investment and not for distribution or resale to others.

(6)
Such Shareholder has no present plan or intention to sell the Acquiror Company Shares in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Acquiror Company Shares and is not acting as a Distributor of such securities.

(7)
Neither such Shareholder, its Affiliates nor any Person acting on such Shareholder’s behalf, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Acquiror Company Shares at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act.

(8)	Such Shareholder consents to the placement of a legend on any certificate or other document evidencing the Acquiror Company Shares substantially in the form set forth in Section 4.2.5(b).

(9)
Such Shareholder is not acquiring the Acquiror Company Shares in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

(10)
Such Shareholder has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such Shareholder’s interests in connection with the transactions contemplated by this Agreement.

(11)	Such Shareholder has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Acquiror Company Shares.

(12)
Such Shareholder understands the various risks of an investment in the Acquiror Company Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Acquiror Company Shares.

(13)	Such Shareholder has had access to the Acquiror Company’s publicly filed reports with the SEC.

(14)
Such Shareholder has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Acquiror Company that such Shareholder has requested and all such public information is sufficient for such Shareholder to evaluate the risks of investing in the Acquiror Company Shares.

(15)	Such Shareholder has been afforded the opportunity to ask questions of and receive answers concerning the Acquiror Company and the terms and conditions of the issuance of the Acquiror Company Shares.

(16)
Such Shareholder is not relying on any representations and warranties concerning the Acquiror Company made by the Acquiror Company or any officer, employee or agent of the Acquiror Company, other than those contained in this Agreement.

(17)
Such Shareholder will not sell or otherwise transfer the Acquiror Company Shares, unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

(18)	Such Shareholder understands and acknowledges that the Acquiror Company is under no obligation to register the Acquiror Company Shares for sale under the Securities Act.

(19)
Such Shareholder represents that the address furnished by such Shareholder on its signature page to this Agreement and in Exhibit B is such Shareholder’s principal residence if he is an individual or its principal business address if it is a corporation or other entity.

(20)
Such Shareholder understands and acknowledges that the Acquiror Company Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Acquiror Company that has been supplied to such Shareholder and that any representation to the contrary is a criminal offense.

(21)
Such Shareholder acknowledges that the representations, warranties and agreements made by such Shareholder herein shall survive the execution and delivery of this Agreement and the purchase of the Acquiror Company Shares.